EXHIBIT 10.29
FIRST AMENDMENT TO LEASE
     This First Amendment to Lease (this “Amendment”), dated as of July 23, 2003, by and between iSTAR SUNNYVALE PARTNERS, L.P., a Delaware limited partnership (“Landlord”), and SILICON IMAGE, INC., a Delaware corporation (“Tenant”), amends and forms a part of the Lease, dated December 12, 2002, by and between Landlord and Tenant (the “Lease”).
RECITALS
     A. Capitalized terms used herein and not defined herein have the meanings specified in the Lease.
     B. Landlord and Tenant have agreed upon the precise allocation of interior space within the 1070/1080 East Arques building and, accordingly, desire to amend the Lease as provided below.
AGREEMENTS
     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Lease References. Article 1 of the Lease is hereby deleted in its entirety and replaced with the following:
“ARTICLE 1
REFERENCE
     1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant’s Address for Notice:	Silicon Image, Inc. 1060 East Arques Avenue Sunnyvale, California 94085 Attention: Chief Financial Officer

Tenant’s Representative:	Richard Zyhylij

Landlord’s Address for Notices:	c/o iStar Financial, Inc. One Embarcadero Center Suite 3300 San Francisco, CA 94111 Attn: Asset Management

Landlord’s Representative:	Erich Stiger

Phone Number:	(415) 391-4300

Lease Commencement Date:	August 1, 2003

Lease Term:	Seven (7) years

Lease Expiration Date:	Seven (7) Years from the Lease Commencement Date (as hereinabove defined), or such earlier date on which termination occurs in accordance with the terms of this Lease.

Options to Renew:	None.

Rights of First Refusal:	As provided in Article 15.

First Month’s Prepaid Rent:	$77,558.00

Tenant’s Security Deposit:	$152,045.00

Late Charge Amount:	Five Percent (5%) of the delinquent amount.

Tenant’s Required Liability Coverage:	$3,000,000 combined single limit

Tenant’s Broker(s):	Ted Eyre of BT Commercial.

Property:	That certain real property situated in the City of Sunnyvale, County of Santa Clara, State of California, together with all buildings, easements and improvements thereon, which real property is shown on the Site Plan attached hereto as Exhibit “A” and is commonly known as or otherwise described as follows: 1060-1090 East Arques Avenue, Sunnyvale, California.

Building:	Those certain buildings within the Property in which the Leased Premises are located, which buildings are designated on Exhibit “A” hereto (collectively, the “Building”) and are commonly known as or otherwise described as follows: 1060 East Arques Avenue and 1070/1080 East Arques Avenue, Sunnyvale, California.

Outside Areas:	The “Outside Areas” shall mean all areas within the Property which are located outside the buildings, such as pedestrian walkways, parking areas, landscaped area, open areas and enclosed trash disposal areas.

Leased Premises:	(1) All the interior space within the 1060 East Arques building, including stairwells, connecting walkways, and atriums, consisting of approximately 50,819 square feet and, for purposes of this Lease, agreed to contain said number of square feet and (2) that portion of the interior space within the 1070/1080 East Arques building shown on Exhibit “A-1” hereto, including stairwells, connecting walkways, and atriums within such portion, consisting of approximately 30,821 square feet and, for purposes of this Lease, agreed to contain said number of square feet.

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:
$77,558.00 per month from the Lease Commencement Date for a period of 12 months. On the first day following the end of such 12 month period, and on the same date during each subsequent year of the Lease Term (each an “Adjustment Date”), Base Monthly Rent shall be increased to an amount equal to one hundred three percent (103%) of the Base Monthly Rent in effect immediately prior to such Adjustment Date.

Use:	General office, research & development, marketing, light storage and all other legal uses, subject to Paragraph 4.2.

Tenant’s Project Proportionate Share:	37.89%

Tenant’s Building Proportionate Share:	100% of the 1060 East Arques building; 52.25% of the 1070/1080 East Arques building

Exhibits:	The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:

Exhibit “A” — Site Plan showing the Property.

Exhibit “A-1” — Area Plan for the 1070/1080 East Arques building delineating the portion of such building leased to Tenant hereunder.

Exhibit “B” — Form of Tenant Estoppel.”
     2. Area Plan for 1070/1080 East Arques Building. Exhibit “A-1” attached to this Amendment is the Area Plan for the 1070/1080 East Arques building delineating the portion of such building leased to Tenant under the Lease and shall constitute Exhibit “A-1” to the Lease.
     3. Conflicts; No Other Amendment. In the event of a conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall control. Except as set forth in this Amendment, the provisions of the Lease remain in full force and effect.
     4. Entire Agreement. The Lease, as modified by this Amendment, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and may be further modified only by a writing signed by the parties hereto.
     5. Facsimile; Counterparts. This Amendment may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement. Landlord and Tenant agree that the delivery of an executed copy of this Amendment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

     In Witness Whereof, the parties have caused this Amendment to be duly executed as of the date first above set forth.

iSTAR SUNNYVALE PARTNERS, L.P., a Delaware limited partnership, Landlord

By:	Erich Stiger

Its:	Vice President

SILICON IMAGE, INC., a Delaware corporation, Tenant

By:	Robert G. Gargus

Its:	Robert G. Gargus

EXHIBIT A-1
Area Plan for 1070/1080 East Arques Building

Exhibit 10.29
Exhibit B
FORM OF TENANT ESTOPPEL CERTIFICATE
TENANT ESTOPPEL CERTIFICATE

To:	iStar Sunnyvale Partners, L.P.
c/o iStar Financial, Inc.
One Embarcadero Center, Suite 3300
San Francisco, CA 94111
ATTN: Asset Management

ATTN:

Re: Lease, dated as of , 200 between , a , as tenant (the original named tenant under the Lease, together with such tenant’s successors and assigns, being hereinafter referred to collectively as the “Tenant”), and iStar Sunnyvale Partners, L.P., a Delaware limited partnership (“Landlord”), covering certain premises known by the street address in the City of Sunnyvale, County of Santa Clara, State of California (the “Leased Premises”), as amended as noted on attached Schedule A (collectively, the “Lease”)
Gentlemen:
     The undersigned Tenant hereby represents, warrants and certifies to                                          (“                                          ”) and Landlord, that:
     1. The Lease has not been modified, changed, altered or amended in any respect, either orally or in writing, except as may be indicated on Schedule A attached hereto, and constitutes the entire agreement between Tenant and Landlord affecting Tenant’s leasing of the Leased Premises. A true and correct copy of the Lease is attached as Schedule B. The Lease is in full force and effect and is not subject to any contingencies or conditions not set forth in the Lease.
     2. The term of the Lease commenced on                                        ,                     and will expire on                                        ,                     ; the Tenant has no option to renew the Lease Term.
     3. The monthly base rent payable under the Lease as of the current month is $                     . Tenant has paid all fixed and additional rent and other sums which are due and payable under the Lease through the date hereof, and Tenant has not made and will not make any prepayments of fixed rent (except first month’s rent) for more than one month in advance. To Tenant’s best knowledge, there are no presently unexpired rental concessions or abatements due under the Lease except as set forth on Schedule A attached hereto. To Tenant’s best knowledge, Tenant has no credits, offsets, abatements, defenses, counterclaims or deductions against any rental or other payments due under the Lease or with respect to its performance of the other terms and conditions of the Lease, and has asserted no claims against Landlord.
     4. Tenant has paid to Landlord a security deposit in the amount of $                    . Landlord is the beneficiary under a letter of Credit in the amount of $                     required by the Lease as additional security. Tenant has not made any other payments to Landlord as a security deposit, advance or prepaid rent (except first month’s rent).
     5. Landlord has completed, and, if required under the Lease, paid for, any and all tenant work required under the Lease and Tenant has accepted the Leased Premises. Tenant is not entitled to any further payment or credit for tenant work.
     6. To Tenant’s current actual knowledge, Landlord is not in default in the performance of any of the terms of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not delivered to Landlord any notice of default with respect to the Landlord’s obligations under the Lease.
     7. Tenant is in actual possession of the entire Leased Premises and, to Tenant’s current actual knowledge, is not in any respect in default under any of the terms and conditions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not received from Landlord any notice of default with respect to the Tenant’s obligations under the Lease.
     8. Tenant has not assigned transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Leased Premises, nor permitted any person or entity to use the Leased Premises, except as otherwise indicated on Schedule A annexed hereto.
     9. Except as expressly provided in the Lease Tenant:
(i)	does not have any right to renew or extend the term of the lease,

(ii)	does not have any right to cancel or surrender the Lease prior to the expiration of the term of the Lease,

(iii)	does not have any option or rights of first refusal or first offer to purchase or lease all or any part of the Leased Premises or the real property of which the Leased Premises are a part,

(iv)	does not have any right, title or interest with respect to the Leased Premises other than as lessee under the lease, and

(v)	does not have any right to relocate into other property owned by Landlord or any of landlord’s affiliates.
     10. There has not been filed by or, to Tenant’s current actual knowledge, against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.
     11. If Tenant is required to provide insurance coverage under the Lease, Tenant has not given or received written notice that Tenant’s insurance coverage will be canceled or will not be renewed.
     12. Tenant is not aware of any material defects or deficiencies in the systems, elements or components of the Leased Premises. Tenant has not received any written notice, citation or other claim alleging any material violation of any applicable building, zoning, land use, environmental, anti-pollution, health, fire, safety, access accommodations for the physically handicapped, subdivision, energy and resource conservation or similar laws, statutes, rules, regulations or ordinances, or any covenants, conditions and restrictions applicable to the Leased Premises.
     13. To the current actual knowledge of Tenant, any and all brokerage and leasing commissions relating to and/or resulting from Tenant’s execution and delivery of the Lease and occupancy of the Leased Premises have been paid in full.
     14. The individual executing this Tenant Estoppel Certificate on behalf of Tenant represents and warrants that he has the power and the authority to execute this Tenant Estoppel Certificate on behalf of Tenant.

     15. This Tenant Estoppel Certificate shall inure to the benefit of _____ and Landlord and their respective nominees, successors, assigns, participants and designees and shall be binding upon Tenant and its successors and assigns.
Dated this      day of                                           ,                     .
Tenant:                                                                , a
By:
Its:

Exhibit A
SITE PLAN

NORTH

1050 EAST
ARQUES AVENUE
1060 EAST
ARQUES AVENUE
1070/1080 EAST
ARQUES AVENUE
1090/1092 EAST
ARQUES AVENUE
ARQUES AVENUE

(1) STAR FINANCIAL
One Embarcadero
Center, 33rd Floor
San Francisco,
California 94111-3722

SUNNYVALE
RESEARCH CENTER
SUNNYVALE, CA.

SITE PLAN

EXHIBIT A-1
Area Plan for 1070/1080 East Arques Building

1080 EAST ARQUES
SECOND FLOOR

Hatch indicates area not under this tenants space under the proposed demising location.

1070 / 1080 EAST ARQUES AVENUE . SECOND FLOOR PLAN

1/16" = 1'-0" 2

1080 EAST ARQUES
FIRST FLOOR

Hatch indicates area not under this tenants space under the proposed demising location.

AREA CALCULATION

1070 first floor	: 15,834 sf
1070 second floor	: 14,987 sf
1070 total	: 30,821 sf
1080 first floor	: 13,247 sf
1080 second floor	: 14,342 sf
1080 total	: 27,589 sf

1070 / 1080 EAST ARQUES AVENUE . FIRST FLOOR PLAN

1/16" = 1'-0" 1

10